Exhibit 99.3

FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS

SIGNATURE GROUP HOLDINGS, INC.

Up to 10,594,773 Shares of Common Stock of Signature Group Holdings, Inc.

Issuable Upon the Exercise of Rights to Subscribe

for Such Shares at $5.64 per Share

February 4, 2015

To Our Clients:

Enclosed for your consideration are a prospectus supplement, dated January 29, 2015 (together with the accompanying base prospectus, the “Prospectus”), a cover letter from the Chief Executive Officer and Chairman of the Board of Signature Group Holdings, Inc. (the “Company”), and the “Beneficial Owner Exercise Form”, all relating to the distribution of subscription rights (the “Rights”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price of $5.64 per whole share of Common Stock (the “Rights Offering”). The Company distributed the Rights at no charge to all holders of record of shares of the Common Stock outstanding as of 5:00 p.m., New York City time, on January 28, 2015 (the “Effective Date”). The Rights and the Common Stock are described in the Prospectus.

In the Rights Offering, the Company is offering an aggregate of 9,751,773 shares of Common Stock pursuant to the exercise of subscription rights by holders of Common Stock, as described in the Prospectus. The Company is separately offering up to 843,000 shares of Common Stock pursuant to the exercise of subscription rights by holders of the Company’s outstanding warrants to purchase Common Stock, which are held of record directly by such warrant holders and are not included in this letter.

The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on February 17, 2015, unless extended (as it may be extended, the “Expiration Time”). The closing of the Rights Offering is conditioned upon the closing of the Company’s pending GRSA Acquisition, as defined below.

This is a stapled rights offering. Unlike a typical rights offering, a stapled rights offering allows individuals to acquire rights and subsequently exercise those rights after the Effective Date by purchasing the shares of stock to which those rights attach. The Rights are not separately transferable, but they do trade along with the Common Stock during the Rights Offering in the unit under trading symbol “SGGHU” on the OTCQX Marketplace. Upon the earlier of the exercise of the Right or the Expiration Time, the unit will undergo a mandatory exchange for one share of Common Stock (CUSIP 82670K201) and will trade on the OTCQX Marketplace under trading symbol “SGRH.”

As further described in the Prospectus, the Rights Offering is being conducted in connection with the Company’s pending acquisition (the “GRSA Acquisition”) by the Company’s wholly owned subsidiary, Real Alloy Holding, Inc., of all of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business (“GRSA”) of Aleris Corporation.

Each Right you own will allow you to subscribe for 0.562 shares of Common Stock (the “Basic Subscription Right”) at the cash price of $5.64 per full share of Common Stock (the “Subscription Price”). There is no minimum number of shares of Common Stock that you must purchase in connection with the exercise of your Rights, but you may not purchase fractional shares of Common Stock. The Company will round up any fractional shares to the nearest whole share created as a result of the exercise of Rights.

If you purchase all shares of Common Stock available to you pursuant to your Basic Subscription Right, you will also have an oversubscription privilege to subscribe for additional shares of Common Stock remaining unexercised by other holders of Rights at the Expiration Time (the “Oversubscription Privilege”), also at the cash price of $5.64 per full share of Common Stock. If there are not enough shares of Common Stock available to satisfy all oversubscription requests, the Company will allocate the shares of Common Stock pro rata among stockholders who exercised their oversubscription privilege based upon the total number of shares held by such stockholders, including the number of shares each stockholder subscribed for under the basic subscription rights, as may be limited by the “Escrow Protection Mechanics” below and as set forth in the Prospectus.

Shares purchased in the Rights Offering will be issued by the subscription agent for the Rights Offering as soon as practicable after the closing of the GRSA Acquisition. The subscription agent will also return any excess subscription payment you have made to you, without interest or penalty, as soon as practicable following the completion of the Rights Offering, which is conditioned on the closing of the GRSA Acquisition.

To the extent the payment you submit is less than the necessary aggregate subscription price for the number of shares of Common Stock for which you have tried to subscribe or oversubscribe, you will be allocated only the number of shares of Common Stock for which you have actually paid.

As provided in the Prospectus, the Company’s ability to utilize its federal and state net operating loss tax carryforwards (“NOLs”) would be substantially reduced if it were to undergo an “ownership change” as that term is defined under federal income tax regulations. In order to preserve certain of those tax benefits, the Company’s Bylaws contain restrictions on transfer to prohibit any person, entity or group from becoming a holder of 4.9% or greater of the Common Stock, the increase in ownership of any existing stockholder who owns 4.9% or greater of the Common Stock, or certain transfers by a stockholder holding 5% or more of the outstanding shares of Common Stock. As a result, there are limitations on the exercise of the subscription rights as described in the Prospectus. Without the approval of the Company’s Board of Directors, no holder will be issued shares as a result of such subscriptions or oversubscription if the holder will hold 4.9% or greater of the Company’s then-current outstanding Common Stock.

Therefore, in order to avoid an “ownership change” for federal income tax purposes as a result of the Rights Offering, the Company has implemented certain escrow protection mechanics, which operate as follows: (1) by exercising Rights, you will be deemed to have represented to the Company that you were not an owner, directly or indirectly, of record or beneficially, or by application of the attribution provisions of Section 382 of the Internal Revenue Code or the Company’s Tax Benefit Preservation Provision (as described in the Prospectus) of 4.9% or more of the outstanding shares of Common Stock as of the Effective Date (which is 849,850 or more shares); (2) if your exercise would result in you owning, directly or indirectly, more than 849,850 shares of the outstanding Common Stock, you must notify us so that we may inform Georgeson Inc., the information agent, at (866) 300-8594; (3) if requested, you must provide the Company with additional information regarding the amount of Common Stock that you own; (4) the Company has the right to instruct the rights agent to hold any subscription payments separately pending its determination of any ownership issues; and (5) the Company has the right to instruct the rights agent to refuse to honor your exercise to the extent such exercise of Basic Subscription Rights or the Oversubscription Privilege might, in the Company’s sole and absolute discretion, result in you owning 4.9% or more of the Common Stock. By exercising subscription rights in the Rights Offering, the Company requires that you must agree that these escrow protection mechanics are valid, binding and enforceable against you. See “The Rights Offering—Tax Benefit Protection Provision; Escrow Protection Mechanics” in the Prospectus for a further discussion on how the Company’s escrow mechanics operate.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the rights agent, information agent and solicitation agent incurred in connection with your exercise of the Rights will be for your account, and none of such commissions, fees or expenses will be paid by the Company or the subscription rights agent, information agent and solicitation agent.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY ONLY BE MADE BY US AS THE NOMINEE HOLDER AND PURSUANT TO YOUR INSTRUCTIONS.

Enclosed are the following documents:

1.	Prospectus;

2.	Cover letter from the Chief Executive Officer and Chairman of the Board of Directors of the Company; and

3.	Beneficial Owner Election Form;

If you want to purchase shares of Common Stock in the Rights Offering, you must act promptly. The Rights Offering will expire on the Expiration Date. If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please instruct us by completing the Beneficial Owner Election Form included in these materials. However, we urge you to read the Prospectus carefully before instructing us to exercise your Rights. Once you have exercised the Basic Subscription Right or Oversubscription Privilege, your exercise may not be revoked (unless the Company materially amends the terms of the Rights Offering or extends the offering by more than thirty (30) days).

Additional copies of the enclosed materials may be obtained by contacting Georgeson Inc., the information agent at (866) 300-8594. You may also reach the Company by contacting Jeff Crusinberry, Investor Relations, by telephone at (646) 564-2268 or by email at investor.relations@signaturegroupholdings.com. Any questions or request for assistance concerning the Rights Offering should be directed to the information agent or the Company’s Investor Relations team.

Very truly yours,

[NOMINEE HOLDER]

IMPORTANT

PLEASE NOTE: The Prospectus is not an offer to sell and the Company is not soliciting an offer to buy shares of Common Stock in any state or other jurisdiction in which the offer or sale is not permitted. We are informed that the Company has applied for qualification of this Rights Offering with certain state securities commissions, including California. The Company’s application for qualification with the Department of Business Oversight of the State of California related to this Rights Offering was not effective as of the date of this letter, and we have been specifically instructed NOT to contact any holder who is located in the State of California until so directed by the Company, Computershare Inc. (the rights agent) or Georgeson Inc. (the information agent). Unless the Company’s application becomes effective prior to the Expiration Date, the Company will not be permitted to offer or sell the subscription rights or common stock in the State of California or communicate to a stockholder located in the State of California that the Company is accepting their subscription to purchase shares in this Rights Offering.

PLEASE ALSO NOTE: We are informed that he first sentence of the “Basic Subscription Rights” paragraph on page S-151 of the prospectus supplement contains a typographical error in the subscription ratio and should read as follows: “With the basic subscription rights, holders may purchase 0.562 shares of our common stock for every subscription right held…”

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